SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission Only
    (as permitted by Rule  14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant
    to ss.240.14a-11(c) or ss.240.14a-12

                               MEM Company, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check  box if any part of the fee is offset  as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:


                               MEM COMPANY, INC.
                             Union Street Extension
                          Northvale, New Jersey 07647


                               ------------------



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 27, 1995


                               ------------------




     To: The Shareholders of MEM COMPANY, INC.

             NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of MEM COMPANY, INC. (the "Company") will be held at the offices of the Company, Union Street Extension, Northvale, New Jersey 07647, on April 27, 1995 at 1:30 P.M. for the following purposes:

             1. To elect six directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

             2. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1995.

             3. To transact such other business as may properly be brought before the meeting and all adjournments thereof.

             The Board of Directors has fixed the close of business on March 24, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.


                                             By Order of the Board of Directors,


                                             MARGARET A. POWERS
                                             Secretary


     Northvale, New Jersey
     March 30, 1995


         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               MEM COMPANY, INC.
                             Union Street Extension
                          Northvale, New Jersey 07647


                               ------------------



                                PROXY STATEMENT


                               ------------------



        This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on April 27, 1995 and at any and all adjournments thereof (the "Annual Meeting"). The Company anticipates that mailing of the proxy material to shareholders will commence on or about March 30, 1995. Any person executing a proxy may revoke it prior to its exercise. Any shareholder may revoke his/her proxy at any time before it is voted by (i) delivering a written notice to the Secretary of the Company stating that the proxy is revoked, (ii) executing a subsequent proxy and presenting it to the Secretary of the Company, or (iii) attending the Annual Meeting and voting in person.

        The Stephen H. Mayer Grantor Trust dated December 14, 1988 (the "SHM Trust") is the beneficial owner of 413,303 shares (or approximately 16.0%) of the Company's outstanding Common Stock. The Elizabeth C. Mayer Grantor Trust dated December 14, 1988 (the "ECM Trust") is the beneficial owner of 541,058 shares (or approximately 21.0%) of the Company's outstanding Common Stock, which amount includes the shares beneficially owned by the SHM Trust. The ECM Trust is a vested beneficiary of the SHM Trust. Gay A. Mayer, the President and Chairman of the Board of the Company, and Elizabeth C. Mayer, a director of the Company, are the trustees of the SHM Trust and the ECM Trust. Elizabeth C. Mayer, the descendants of Stephen H. Mayer (including Gay A. Mayer and Laurette M. Beach, a director of the Company) and their spouses beneficially own an aggregate of 1,828,724 shares (or approximately 70.8%) of the Company's outstanding Common Stock. The foregoing persons have indicated that they intend to vote in favor of the six nominees for director, and for the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1995. See "Principal Shareholders."


                                    ITEM 1.



                             ELECTION OF DIRECTORS


        At the Annual Meeting six directors will be elected to hold office until the Annual Meeting in 1996 or until their successors have been duly elected and qualified.

        It is the intention of the persons named in the accompanying proxy, or their substitutes, to vote the shares represented by such proxy for the nominees listed unless otherwise directed or unless authority to do so is withheld. In order to be elected, each nominee must receive a plurality of the votes cast at the Annual Meeting.

        In case any of the nominees should become unavailable for election to the Board of Directors for any reason, which management has no reason to anticipate, the proxy holders shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.


           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS


        All six nominees for election are currently directors of the Company, having been elected by the shareholders at the last Annual Meeting. The following table sets forth the period for which the nominees have served as directors, and, based on information received from the respective directors, their ages, the principal occupation or employment of each during the past five years, as well as the amount of the Company's Common Stock which each beneficially owned on March 24, 1995.

                                  Principal occupation or
                                   employment during the
                                    past five years and                                         Shares           Percent
                                  office (if any) held in                    Director        Beneficially          of
Name                                      Company                     Age      Since           Owned (A)          Class
- ----                             ------------------------             ---    --------        ------------        -------
Elizabeth C. Mayer             Private Investor                       75       1990            963,733 (B)        37.4%

Paul Hallingby, Jr. (C)        Managing Director Emeritus,            75       1971              2,700              *
                               Bear, Stearns & Co., Inc.,
                               Investment Bankers

Gay A. Mayer (D)               Chairman of the Board since            52       1971          1,209,638 (E)        46.9%
                               1990, President and Chief
                               Executive Officer

Derek B. Van Dusen (C)         Private Investor                       58       1976              3,000              *

Robert E. Mulcahy III (C)      President and Chief Executive          58       1983              2,400              *
                               Officer, New Jersey Sports and
                               Exposition Authority

Laurette M. Beach (C) (F)      Private Investor                       49       1986          1,066,650 (G)        41.3%

All executive officers and directors as a group (13 persons)                                 1,750,310 (H)        67.8%

- ---------------------
* Less than 1% of class.

(A) All shares owned are Common Stock, par value $.05 per share.

(B)  See Note (4) to the table under "PRINCIPAL SHAREHOLDERS."

(C) Includes 2,400 shares which may be acquired upon the exercise of options granted under the 1993 Non-Employee Stock Incentive Plan.

(D)  Gay A. Mayer is the son of  Elizabeth  C. Mayer and the brother of Laurette
     M. Beach.

(E)  See Note (5) to the table under "PRINCIPAL SHAREHOLDERS."

(F) Laurette M. Beach is the daughter of Elizabeth C. Mayer and the sister of Gay A. Mayer.

(G)  See Note (6) to the table under "PRINCIPAL SHAREHOLDERS."

(H) Includes shares as described in Notes (B), (E) and (G), 24,000 shares which may be acquired upon the exercise of options granted under the 1991 Stock Incentive Plan and 9,600 shares which may be acquired upon the exercise of options granted under the 1993 Non-Employee Stock Incentive Plan.

         Mr. Mulcahy is a director of First Morris Bank and a director of Wickes Lumber Company.

        The Audit Committee of the Board of Directors consists of three directors who are not employees of the Company, Messrs. Hallingby, Mulcahy and Van Dusen. The function of the Audit Committee includes a review with the independent auditors of the plans and results of the audit engagement; reviewing the adequacy, scope and results of the Company's internal audit controls and procedures; reviewing the degree of independence of the auditors, consideration of the auditors' fees and the recommendation to the full Board of Directors as to the engagement of the auditors. The Audit Committee met three times in 1994.

        The Stock Option and Compensation Committee of the Board of Directors consists of three directors who are not eligible to participate in the Company's 1987 Non-Qualified Stock Option Plan and 1991 Stock Incentive Plan, Messrs. Hallingby, Mulcahy and Van Dusen. The function of the Stock Option and Compensation Committee is to make recommendations to the Board of Directors regarding compensation of executive officers and to determine which individuals should be awarded stock options and the number of shares and certain other characteristics of each stock option granted under the plans. The Stock Option and Compensation Committee met one time in 1994.

        The Executive Committee of the Board of Directors consists of three directors, Messrs. Mayer, Mulcahy and Van Dusen. The Executive Committee has the full authority of the Board of Directors with respect to all matters other than certain matters reserved for the Board of Directors. The Executive Committee did not meet in 1994. The full Board of Directors has assumed the function of the Nominating Committee.

        During the fiscal year ended December 31, 1994, the Board of Directors held four meetings. Each of the directors nominated by management for election attended at least 75% of the aggregate of such meetings and the meetings of all committees of which each is a member.


                             EXECUTIVE COMPENSATION


        The following table discloses total compensation paid or accrued by the Company for services rendered in the three years ended December 31, 1994 to the Company's Chief Executive Officer and to each of the two other most highly compensated executive officers of the Company whose total cash compensation for the year ended December 31, 1994 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term           All Other
                                                 Annual Compensation                       Compensation        Compensation
                                  --------------------------------------------------       ------------        ------------
                                                                                           Securities
                                                                        Other Annual       Underlying
Name and Principal Position       Year    Salary (1)    Bonus ($)       Compensation     Options/SARs (#)         ($) (2)
- --------------------------------------------------------------------------------------------------------------------------
Gay A. Mayer, President           1994      180,000        --                --                  --                1,650
and Chief Executive Officer       1993      180,000        --                --                  --                1,500
                                  1992      180,000        --                --                  --                1,500

Michael G. Kazimir, Jr.,          1994      141,667        --                --               2,500                1,417
Executive Vice President,         1993      131,667        --                --               5,000                1,325
Chief Operating Officer and       1992      125,000        --                --                  --                1,250
Chief Financial Officer

Robert O. Hurry,                  1994      101,500        --                --               1,000                  997
Vice President, Finance           1993       95,800        --                --               2,000                  976
and Treasurer                     1992       89,800        --                --                  --                  949

- ---------------------
(1) Includes compensation deferred by employees pursuant to the Company's 401(k) Thrift Plan (the "Plan"). Under the Plan, an eligible employee may defer up to 15% of his gross income through payroll withholding. The Company contributes an amount equal to 50% of the first 2% of gross income contributed by each employee. An employee vests in the Company's contribution to the extent of 50% two years after the contribution and 100% three years after the contribution.

(2)  Consists of Company contributions to the Plan. See Note 1 above.


                                  PENSION PLAN


        The following table illustrates the estimated annual benefits payable under the Company's defined benefit pension plan (the "Pension Plan") upon retirement at age 65 in the form of a single life annuity to persons in the specified remuneration and years-of-service classifications.

       Average
       Annual
      Earnings                             Estimated Annual Benefits for Years of Service Indicated
      --------        -------------------------------------------------------------------------------------------------
                         5             10              15              20             25            30            35
                      ------         -------         -------         -------       -------        -------       -------

      $100,000        $5,890         $11,780         $17,670         $23,560       $29,450        $35,340       $41,230

       125,000         7,453          14,905          22,368          29,810        37,263         44,715        52,168

       150,000         9,015          18,030          27,045          36,060        45,075         54,090        63,106

        Messrs. Mayer, Kazimir and Hurry have 27, 4 and 28 years of service under the Pension Plan, respectively. The benefit amounts listed in the above table are computed by applying the benefit formula to the highest five of the last ten years of a person's salary (up to a maximum of $150,000 per year) and are not subject to any deduction for Social Security benefits or other offset amounts.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


        The following table sets forth information concerning stock options granted by the Company during 1994 to each of the executive officers named in the Summary Compensation Table.

                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                    Annual Rates of Stock
                                                                                                     Price Appreciation
                                                      Individual Grant                                 For Option Term
                            -----------------------------------------------------------------       ----------------------
                              Number of       % of Total
                             Securities      Options/SARs
                             Underlying       Granted to         Exercise or
                            Options/SARs     Employees in        Base Price       Expiration
       Name                    Granted      Fiscal Year (1)     ($/Share) (2)        Date           5% ($)          10% ($)
       ----                 ------------    ---------------     -------------     -----------      ---------       ---------
Gay A. Mayer                     --               --                 --               --              --              --

Michael G. Kazimir, Jr.       2,500(3)           13.1%             $4.125           8/9/99         $2,849(4)       $6,296(4)

Robert O. Hurry               1,000(3)            5.2%             $4.125           2/9/99         $1,140(4)       $2,518(4)

- ----------------------
(1) During the fiscal year ended December 31, 1994, stock options representing 19,100 shares of Common Stock were issued to all employees as a group.

(2)  Exercise price represents the fair market value on the date of grant.

(3) All such options become exercisable in two equal annual installments, the first installment becoming exercisable one year after the date of grant and the second installment becoming exercisable two years after the date of grant.

(4) Represents gain before income taxes; the fair market value of the Common Stock on August 9, 1994, was $4.125 per share. The dollar amount under these columns is the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.


                    AGGREGATED OPTION/SAR EXERCISES IN 1994

                         AND YEAR END OPTION/SAR VALUES


        The following table sets forth information concerning the exercise of stock options/SARs during fiscal 1994 by the executives named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                                                                                     Number of
                                                                                    Securities                 Value of
                                                                                    Underlying                Unexercised
                                                                                    Unexercised              In-the-Money
                                                                                   Options/SARs             Options/SARs at
                                                                                  at Year End (#)          Year End ($) (1)
                                Shares Acquired                                    Exercisable/              Exercisable/
Name                              on Exercise            Value Realized            Unexercisable             Unexercisable
- ----                            ---------------          --------------           ---------------          ----------------
Gay A. Mayer                           0                       $0                       0/0                      $0/$0

Michael G. Kazimir, Jr.                0                       $0                   7,500/5,000                  $0/$0

Robert O. Hurry                        0                       $0                   2,500/2,000                  $0/$0

- ----------------------
(1) The closing price of the Company's Common Stock on December 31, 1994 on the American Stock Exchange was $3.75 per share.


                             DIRECTOR COMPENSATION


        Directors who are not officers each receive a fee of $4,000 a year plus $400 for each Board meeting which they attend. Directors who are officers of the Company each receive a fee of $400 for each Board meeting which they attend. Members of the Audit Committee, members of the Stock Option and Compensation Committee and members of the Executive Committee each receive a fee of $400 for each committee meeting which they attend. Directors who are not employees of the Company also receive options to purchase 2,000 shares of the Company's Common Stock at the current market price upon their initial election or appointment to the Board of Directors. In addition, directors who are not employees of the Company and who have served as directors for at least three years receive options to purchase 400 shares of the Company's Common Stock at the current market price on the date of each Annual Meeting of Shareholders.


                      COMPLIANCE WITH SECTION 16(a) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 1994 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                        --------------------------------

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph on page 7 shall not be incorporated by reference into any such filings.


                         REPORT OF THE STOCK OPTION AND

                             COMPENSATION COMMITTEE


        Senior executives and middle managers develop individual written goals and objectives for the upcoming fiscal year. These are reviewed by all levels of supervision of the individual, including the Chairman of the Board. After extensive conversation with each member of management, the goals and objectives are modified if necessary, and accepted. In the middle of the year, management reviews the progress of all individuals with respect to their individual goals and objectives for that year.

        Each individual's performance relative to his goals and objectives is thoroughly reviewed early in the next year. Performance is judged as exceeding, meeting or falling short of the goal. After a complete review is performed, the individual's overall performance is categorized as standard, above standard, well above standard or excellent.

        The above process is used in conjunction with a formal personnel review form which focuses on 12 key criteria for the success of the Company and the individual's growth. Both of those documents are used to determine management's merit increases.

        In addition to the annual merit review, a Management Incentive Compensation (MIC) program is also in effect. MIC payout is determined not only by the individual's performance (standard, above standard, well above standard or excellent), but also by a grid of sales and income before tax for the Company. The bonus can be up to 25% of an individual's salary, depending on the accomplishments of the Company and the individual.

        Since the inception of the MIC Program in 1990, no bonuses have been paid because the Company has not performed as well as expected.

        Salary increases were limited to those individuals whose performance was evaluated as excellent. Mr. Mayer, at his request, did not receive any increase in salary for 1994. Mr. Kazimir, Executive Vice President and Chief Operating Officer, received an increase of $10,000 per year on May 1, 1994 based upon his contribution to the Company during the preceding year.

        The performance of the Company, as well as the performance and development of individuals in making a contribution to the betterment of the Company, is heavily considered by the Stock Option and Compensation Committee and by members of management in making compensation decisions.

        The grant of stock options continues the Company's practice of encouraging management's equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between compensation and shareholder value.

Chief Executive Officer Compensation

        Based on Mr. Mayer's recommendation the Committee did not approve an increase in Mr. Mayer's compensation which in 1994 remained at $180,000. This action was based on the performance of the organization in 1993. The Committee reviewed Chief Executive Officer compensation within the industry and considered Mr. Mayer to be well within the lower quartile of compensation for comparable CEOs. Mr. Mayer does not participate in a Stock Option Plan instituted by the Board of Directors and shareholders in 1991. In addition, Mr. Mayer is not eligible for the Management Incentive Compensation Program described earlier.

        The  Company  does  not  provide   enhanced  benefit  programs  or  such
perquisites as vacation homes, club memberships, or financial counseling to any of the executives, including Mr. Mayer.

        This report is submitted by the Stock Option and Compensation Committee of the Board of Directors.

                                                           Paul Hallingby, Jr.
                                                           Derek B. Van Dusen
                                                           Robert E. Mulcahy III

                            STOCK PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1994 with the cumulative total return on the American Stock Exchange Market Value Index and the American Stock Exchange Consumer Goods Index. The comparison assumes $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

             [GRAPHIC OF CHART -- POINTS PLOTTED AS CHART BELOW]

                          1989      1990      1991      1992      1993      1994
                          ----      ----      ----      ----      ----      ----
MEM Company, Inc.          100        49        70        48        43        39

American Stock
  Exchange Market
  Value Index              100        82      105       106        126       115

American Stock
  Exchange Consumer
  Goods Index              100        79      139       160        171       157

               STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION


        The Stock Option and Compensation Committee is made up entirely of outside directors. There are no interlocking relationships between any members of the Committee and any other directors or executive officers of the Company.


                             PRINCIPAL SHAREHOLDERS


        The only persons known by the management of the Company to be the beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock, as of March 24, 1995 (except as otherwise indicated), are indicated below:

Name and Address of
Beneficial Owners                                        Amount Beneficially Owned                          Percent of Class
- -------------------                                      -------------------------                          ----------------
Stephen H. Mayer                                             413,303 shares(1)                                    16.0%
Grantor Trust dated
  December 14, 1988
c/o Gay A. Mayer, Trustee
MEM Company, Inc.
Union Street Extension
Northvale, NJ 07647

Elizabeth C. Mayer                                         541,058 shares (1)(2)                                  21.0%
Grantor Trust dated
  December 14, 1988
c/o Gay A. Mayer, Trustee
MEM Company, Inc.
Union Street Extension
Northvale, NJ 07647

United States Trust Company of                                310,000 shares                                      12.0%
  New York and Mrs. Elizabeth C.
  Mayer, as Trustees (3)
c/o United States Trust Company of
  New York
114 West 47th Street
New York, New York 10036

Elizabeth C. Mayer                                           963,733 shares(4)                                    37.4%
c/o MEM Company, Inc.
Union Street Extension
Northvale, NJ 07647

Gay A. Mayer                                               1,209,638  shares(5)                                   46.9%
MEM Company, Inc.
Union Street Extension
Northvale, NJ 07647

Laurette M. Beach                                          1,066,650  shares(6)                                   41.3%
c/o MEM Company, Inc.
Union Street Extension
Northvale, NJ 07647

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401                                      194,100  shares(7)                                    7.5%

- ----------------------
(1)  The Trustees are Gay A. Mayer and Elizabeth C. Mayer.

(2) Consists of: (a) 127,755 shares owned directly and (b) 413,303 shares owned indirectly as a vested beneficiary of the Stephen H. Mayer Grantor Trust dated December 14, 1988.

(3) United States Trust Company of New York and Mrs. Elizabeth C. Mayer are Trustees of each of four trusts. Gay A. Mayer is a beneficiary of two of such trusts, and Laurette M. Beach is a beneficiary of the other two trusts. The Trustees may be deemed, pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, to be the beneficial owners of the shares held in the related trusts because they have the power, subject to the direction of Mrs. Elizabeth C. Mayer, to dispose, or to direct the disposition, of such shares and to vote, or to direct the voting of, such shares.

(4) Consists of: (a) 1,300 shares owned directly, (b) 127,755 shares beneficially owned as grantor and a trustee of the revokable Elizabeth C. Mayer Grantor Trust dated December 14, 1988, (c) 413,303 shares as a trustee and a beneficiary of the Stephen H. Mayer Grantor Trust dated December 14, 1988, (d) 310,000 as a trustee of the four trusts referred to in Note (3) above, (e) 59,875 shares as a director of the Family Mayer Foundation, Inc., a charitable foundation, and (f) 51,500 shares as a trustee of the Stephen H. Mayer Life Insurance Trust.

(5) Consists of: (a) 353,565 shares owned directly, (b) 22,290 shares as trustee for his children, (c) 59,875 shares as a director of the Family Mayer Foundation, Inc., a charitable foundation, (d) 413,303 shares as a trustee and residuary beneficiary of the Stephen H. Mayer Grantor Trust dated December 14, 1988, (e) 127,755 shares as a trustee of the Elizabeth
     C. Mayer Grantor Trust dated December 14, 1988, (f) 151,550 shares as a beneficiary of two of the trusts referred to in Note (3) above, (g) 29,800 shares owned by his spouse, as to which he disclaims beneficial ownership, and (h) 51,500 shares as a trustee of the Stephen H. Mayer Life Insurance Trust.

(6) Consists of: (a) 283,844 shares owned directly, (b) 42,900 shares as trustee for her children, (c) 23,732 shares as custodian for her children,
     (d) 59,875 shares as a director of the Family Mayer Foundation, Inc., a charitable foundation, (e) 413,303 shares as a residuary beneficiary of the Stephen H. Mayer Grantor Trust dated December 14, 1988, (f) 158,450 shares as a beneficiary of two of the trusts referred to in Note (3) above, (g) 28,046 shares owned by her spouse, as to which she disclaims beneficial ownership, (h) 2,600 shares owned by her children, as to which she disclaims beneficial ownership, (i) 51,500 shares as a trustee of the Stephen H. Mayer Life Insurance Trust, and (j) 2,400 shares which may be acquired upon the exercise of options granted under the 1993 Non-Employee Stock Incentive Plan.

(7) Such shares are owned by the advisory clients of Dimensional Fund Advisors, Inc., an investment advisor registered under the Investment Advisors Act of 1940 ("Dimensional"), no one of which, to the knowledge of Dimensional, owns more than 5% of the outstanding shares of the Company's Common Stock. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 53,300 and 8,000 shares (included in the table above) which are owned by the Fund and the Trust, respectively. Information as to Dimensional, the Fund, the Trust and their officers has been taken from a Schedule 13G filed by Dimensional with the Securities and Exchange Commission in February 1995.

        As of March 24, 1995, Cede & Co., nominee for the Depository Trust Company, owned of record, but not beneficially, 938,937 shares of the Company's Common Stock.


                                    ITEM 2.

                              APPROVAL OF AUDITORS


        The Board of Directors has selected Ernst & Young LLP, certified public accountants, as independent auditors for the Company and its consolidated subsidiaries for the year ending December 31, 1995, and recommends that such auditors be approved by the shareholders. Approval of the selection requires the affirmative vote of a majority of the holders of shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting. A representative of Ernst & Young LLP intends to be present at the meeting and will be afforded the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


                                 VOTING RIGHTS


        There were outstanding at March 24, 1995 (excluding 419,816 shares held as treasury shares) 2,580,184 shares of the Company's Common Stock. Shareholders are entitled to one vote for each share registered in their names at the close of business on March 24, 1995, the record date fixed by the Board of Directors.

        New York law and the Company's bylaws require the presence of a quorum for the annual meeting, defined here as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes (defined below) are not counted for quorum purposes.

        Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. The selection of the Company's auditors must be approved by a majority of the votes cast on this matter. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting.

        Abstentions are not counted in determining the number of votes cast in connection with the selection of auditors. Like abstentions, broker-dealer "non-votes" on "non-routine" matters are not counted in calculating the number of votes cast on the above-noted matters. Under the rules of the American Stock Exchange both matters presented are considered "routine" items upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions at least 10 days prior to the shareholders' meeting.


               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING


        Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders (1996) must be received by the Company on or before December 1, 1995. Such proposals should be submitted in writing to Margaret A. Powers, Secretary, MEM Company, Inc., Union Street Extension, Northvale, New Jersey 07647.


                                 MISCELLANEOUS


        Financial and other reports will be submitted at the meeting, and minutes of the previous meeting of shareholders will be made available for inspection by shareholders present at the meeting, but it is not intended that any action will be taken in respect thereof.

        The Board of Directors is not aware that any matters not referred to in the form of proxy will be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

        The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses in so doing.


                                                              Margaret A. Powers
                                                              Secretary


March 30, 1995

                               MEM COMPANY, INC.
                     Proxy Solicited by Board of Directors
                       for Annual Meeting of Shareholders
                                 April 27, 1995

The undersigned shareholder of MEM COMPANY, INC. hereby appoints GAY A. MAYER, PAUL HALLINGBY, JR. and DEREK B. VAN DUSEN and each of them the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Common Stock of MEM COMPANY, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of MEM COMPANY, INC., Union Street Extension, Northvale, New Jersey 07647 on April 27, 1995 at 1:30 P.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock; and the undersigned authorizes and instructs said proxies to vote as follows:

    1. ELECTION OF DIRECTORS:

       [ ] FOR all nominees listed below (except as marked to the contrary)
       [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

    Elizabeth C. Mayer, Paul Hallingby, Jr., Gay A. Mayer, Derek B. Van Dusen, Robert E. Mulcahy, III, Laurette M. Beach.

    (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below.)

    2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors of the Company for the year ending December 31, 1995.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

                                (continued, and to be signed, on the other side)

(continued from other side)
    3. In their discretion upon such other business as may properly be brought before the meeting.
    If no instruction to the contrary is indicated, this Proxy will be voted FOR the directors named in proposal 1 and FOR proposal 2.

Dated _____________________________ , 1995


__________________________________________
Signature of Shareholder

__________________________________________
Signature of Shareholder

Please date and sign as name appears hereon. If shares are held jointly, signature should contain both names. Executors, administrators, trustees, etc., should so indicate when signing and where more than one executor, etc., is named, a majority must sign. In signing for a corporation, please sign full corporate name by duly authorized officer.